Exhibit 10.1




                            Asset Purchase Agreement


         Asset Purchase Agreement (the "Agreement") made June 30th, 2004 by and between MIRANDA III MINING (GUYANA) INC. a corporation incorporated under the Companies Act of Guyana (hereinafter referred to as "Seller" or "Miranda III") with an address at 93 Oronoque, Queenstown, Georgetown, Guyana, and VISTA CONTINENTAL CORPORATION, a corporation formed under the laws of the State of Delaware (herein after referred to as "Purchaser" or "Vista") with an address at 6600 West Charleston Blvd, Suite 118, Las Vegas, Nevada 89146.

         WHEREAS, MIRANDA I MINING (GUYANA) INC., is a corporation incorporated under the Companies Act of Guyana (hereinafter referred to as "Miranda I") with an address at Lot 1 Croal Street, Stabroek, Georgetown, Guyana. Miranda I is the owner of certain privileges, rights and interests in certain mining concessions located in the Republic of Guyana as well as certain mining equipment.

         WHEREAS, Miranda III is the owner of 4,000 shares of common stock of Miranda I, representing a forty percent (40%) equity interest in Miranda I (the "Purchased Assets").

         WHEREAS the Seller agrees to sell, convey and assign to the Purchaser and the Purchaser agrees to purchase and acquire the Purchased Assets consisting of a 40% interest in the ownership of Miranda I.

         NOW, THEREFORE, in consideration of the premises, mutual covenants, representations and agreements contained herein, the parties hereto hereby agree as follows:

1.       Sale of Assets.
         ---------------

         On the Closing Date and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and acquire from the Seller, and the Seller agrees to sell, convey, assign, transfer and deliver to the Purchaser, all of the Seller's right title and interest in the Purchased Assets for the consideration specified below. At the Closing, Seller shall deliver to Purchaser all of the certificates representing the Purchased Assets, together with stock powers separate from the certificates duly executed by the Seller in blank and sufficient to convey to Purchaser good and marketable title to the Purchased Assets free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever and together with all accrued benefits and rights attaching thereto.

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2.       Consideration for the Purchased Assets.
         ---------------------------------------

         As consideration for the Purchased Assets the Purchaser shall issue to Seller 36,000,000 restricted shares of Purchaser's common stock, $.001 par value (hereinafter referred hereto as the "Vista Stock").

3.       Representations and Warranties of Seller.
         -----------------------------------------

         Seller hereby makes the following representations and warranties to the Purchaser which the Seller acknowledges are being relied upon by Purchaser:

         Section 3.1 Ownership of Purchased Assets. Seller is the record owner of the Purchased Assets, free and clear of all liens, encumbrances, charges, claims and assessments of every nature. Seller has the full power and authority to sell, convey, assign and transfer the Purchased Assets to Purchaser in accordance with the terms and conditions of this Agreement.

         Section 3.2 Organization. Miranda III is a corporation incorporated and under the Companies Act of Guyana and is in good standing under the laws of the Republic of Guyana. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and shareholder approval as required under applicable law and no further corporate authorization will be necessary on the part of the Seller for the execution, delivery, performance or consummation of this Agreement. The Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Seller and enforceable in accordance with its terms.

         Section 3.3 No Violation. The execution and delivery of this Agreement, the other Closing Documents, and the sale, conveyance and transfer of the Purchased Assets by the Seller to Purchaser will not (i) violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority applicable to Seller, (ii) require any authorization, consent, approval, exemption or other action by, or filing with or notice to, any court, administrative, regulatory or governmental agency, instrumentality, commission, authority, board or body other than filings required, or (iii) violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge, encumbrance or restriction upon any of the assets material to the business, assets, financial condition or prospects of Seller, under any term or provision of (a) the Certificate of Incorporation or Bylaws of Miranda III, or (b) any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Miranda III or any of its assets or properties may be bound.

         Section 3.4 Absence of Undisclosed Liabilities. Miranda III has no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise.

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         Section 3.5 Seller's Representations Concerning Miranda I. The Seller
represents and warrants that it is the owner of 4,000 shares of the issued and outstanding capital stock of Miranda 1, which represents a 40% equity ownership interest in Miranda I (the "Purchased Assets"). The Seller represents further, that to its knowledge, Miranda I is the record owner of the Assets listed on
Schedule 3.7 ("Miranda I Assets"), and that Miranda I owns the Miranda I Assets free and clear of all liens, encumbrances, charges, claims and assessments of every nature.

         Section 3.6 No Litigation or Claims.

         (a) There is no action, suit, or claim pending or threatened against Miranda III. Neither Seller nor the Purchased Assets are subject to any outstanding judgment, order, writ or injunction of any court, governmental, administrative or regulatory authority or arbitral body.

         (b) Seller has no knowledge of (i) any claims pending or threatened against Seller, Miranda I, the Miranda I Assets, or the Purchased Assets or (ii) any past or present events, conditions, circumstances, activities, practices, incidents or actions which could form the basis of any claim against Seller, Miranda I, the Miranda I Assets, or the Purchased Assets.

         Section 3.7 Contracts and Commitments.

         (a) Loan Agreements and Guarantees. Neither Seller nor Miranda I is obligated under any loan agreement, promissory note or other evidence of indebtedness as a signatory, guarantor or otherwise and have not otherwise guaranteed the performance by any person or entity of the obligations of such person or entity under any contract or other agreement, except in the ordinary course of business consistent with past practices.

         (b) No Default. Seller is not in default under any contract, lease or commitment.

         Section 3.8 Brokers or Finders. Seller has not employed a broker or finder, in connection with this transaction and shall indemnify the Purchaser against any claim for a commission or finder's fee in connection with this transaction.

         Section 3.9 Investment In Vista Stock. The Seller (i) understands that the Vista Stock has not been, and will not be, registered under the Securities Act of 1933, or under any state securities laws, and that it is being issued in reliance upon exemptions from registration under the Securities Act of 1933,
(ii) is acquiring the Vista Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received sufficient information concerning the Purchaser and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Vista Stock and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Vista Stock.

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

         Section 3.10 Speculative Nature of Vista Stock. Seller acknowledges that it understands that the Vista Stock to be received is highly speculative in nature. Further, Seller acknowledges that its representatives have been furnished with information regarding Purchaser and its business, assets, results of operations, and financial condition to allow Seller to make an informed decision regarding a payment in shares rather than a monetary payment. Seller further represents that it has had an sufficient opportunity to ask questions of and receive answers from Purchaser regarding its business, assets, results of operations, and financial condition.


4.       Representations and Warranties of Purchaser
         -------------------------------------------

         Section 4.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on it business as now being conducted.

         Section 4.2 Authorization, Compliance with Laws. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action, as required under applicable law and no further corporate authorization will be necessary on the part of the Purchaser for the execution, delivery, performance or consummation of this Agreement. The Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser will not, with or without the giving of notice and/or the passage of time, violate any provision of law applicable to Purchaser or conflict with, result in the breach or termination of any provision of law applicable to Purchaser or conflict with, result in the charter, bylaw, indenture, mortgage, deed of trust or other agreement or instrument to which Purchaser is a party or by which Purchaser, its assets or properties is or may be bound. No approval of any governmental authority or administrative agency is necessary to authorize the execution of this Agreement by Purchaser or the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

            Section 4.3 No Violation. Neither the execution and delivery of this Agreement or the other Closing Documents, nor the consummation by Purchaser of the transactions contemplated hereby will (i) violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority applicable to Purchaser, (ii) require any authorization, consent, approval, exemption or other action by, or filing with or notice to, any court, administrative, regulatory or governmental agency, instrumentality, commission, authority, board or body other than filings required, or (iii) violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge, encumbrance or restriction upon any of the assets material to the business, assets, financial condition or prospects of Purchaser, under any term or provision of (a) the Certificate of Incorporation or Bylaws of Vista Continental Corporation, or (b) any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Vista Continental Corporation is a party or by which any of its assets or properties may be bound.

         Section 4.4 No Litigation or Claims.

         (a) There is no action, suit or claims pending or threatened against Vista Continental Corporation other than those disclosed on Schedule 4.4. The Purchaser is not subject to any outstanding judgment, order, writ or injunction of any court, governmental, administrative or regulatory authority or arbitral body.

         (b) Purchaser has no knowledge of (i) any claims pending or threatened against Purchaser other than those disclosed on Schedule 4.4 (ii) any past or present events, conditions, circumstances, activities, practices, incidents or actions which could form the basis of any claim against Purchaser other than those disclosed on Schedule 4.4.

         Section 4.5 Broker. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         Section 4.6 Speculative Nature of the Purchased Assets. Purchaser acknowledges that it understands that the Purchased Assets are highly speculative in nature. Further, Purchaser acknowledges that its representatives have been furnished with sufficient information regarding the Purchased Assets and Miranda I to allow Purchaser to make an informed decision regarding its acquisition of the Purchase Assets. Purchaser further represents that it had an opportunity to ask questions of and receive answers from Seller regarding the Seller, the Purchased Assets and Miranda I.

5.       Risk of Loss
         ------------

         The risk of loss to the Purchased Assets sold hereunder, until the closing, is assumed and shall be borne by Seller.

6.       Conditions Precedent To Purchaser's Obligations
         -----------------------------------------------

         The obligations of Purchaser hereunder are subject to the satisfaction or fulfillment, at or prior to the Closing Date, of each of the following conditions:

         Section 6.1 Representations and Warranties True on the Closing Date. The representations and warranties of Seller set forth in this Agreement, shall be true and correct when made and on and as of the Closing Date as though made or given on and as of the Closing Date, except (i) for any changes contemplated or permitted by the terms of this Agreement or otherwise consented to in writing by Purchaser and (ii) to the extent that such representations, warranties and statements are specifically limited by their terms to earlier dates or periods.

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           Section 6.2 Compliance With Agreement. Seller shall have performed and complied in all material respects with each obligation and covenant required to be performed or complied with by Seller at or prior to the Closing Date pursuant to the terms of this Agreement, including delivery of the Closing Documents as hereinafter set forth.

           Section 6.3 Absence of Suit. No action, suit or proceeding before any court, governmental, administrative or regulatory authority or arbitral body shall have been commenced or threatened, against Seller, Miranda I, or any of their respective affiliates, officers or directors, (i) seeking to restrain, prohibit or enjoin the transactions contemplated hereby or to change any of the terms thereof, (ii) questioning the validity, legality or enforceability of any such transactions, or (iii) seeking damages in connection with any such transactions.

7.       Conditions Precedent To Sellers' Obligations
         --------------------------------------------

         The obligation of Seller hereunder is subject to the satisfaction or fulfillment, at or prior to the Closing Date, of the following conditions:

         Section 7.1 Representations and Warranties True on the Closing Date. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct when made and on and as of the Closing Date as though made or given on and as of the Closing Date.

         Section 7.2 Compliance With Agreement. Purchaser shall have performed and complied in all material respects with each agreement and obligation required to be performed or complied with by Purchaser at or prior to the Closing Date pursuant to the terms of this Agreement.

         Section 7.3 Absence of Suit. No action, suit or proceeding before any court, governmental, administrative or regulatory authority or arbitral body shall have been commenced or threatened, against Purchaser or any of its respective affiliates, officers or directors, (i) seeking to restrain, prohibit or enjoin the transactions contemplated hereby or to change any of the terms thereof, (ii) questioning the validity, legality or enforceability of any such transactions, or (iii) seeking damages in connection with any such transactions.

8.       Closing
         -------

         Section 8.1 Closing Date. The closing and consummation of the transactions contemplated by the Agreement (the "Closing") shall take place at a location to be mutually agreed upon on or before July 30th, 2004 (the "Closing Date"). All proceedings to take place on the Closing Date shall be deemed to take place simultaneously and no delivery shall be deemed to have been made until all such proceedings have been completed.

         Section 8.2 To be Delivered by Seller. At the Closing, Seller shall deliver to Purchaser the following:

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         (a) stock powers and any other documents necessary to sell, convey, assign and transfer the Purchased Assets to the Purchaser;

         (b) an opinion of counsel, satisfactory to purchaser, as to the assets and debts of Miranda III and Miranda I; and:

         (c) all other documents, instruments or writings reasonably required to be delivered to Purchaser at or prior to the Closing Date pursuant to the terms of this Agreement.

         Section 8.3 To be Delivered by Purchaser. At the Closing, Purchaser shall deliver the following:

         (a) A Share Certificate representing 36,000,000 shares of newly issued, restricted commons shares of stock in VISTA CONTINENTAL CORPORATION, a Delaware Corporation.

         (b) an opinion of counsel, satisfactory to seller, as to the assets and debts of VISTA CONTINENTAL CORPORATION; and

         (c) all other documents, instruments or writings reasonably required to be delivered to Seller at or prior to the Closing Date pursuant to the terms of this Agreement.

9.       Termination
         -----------

         Section 9.1 Termination by Purchaser and Seller. This Agreement may be terminated by written notice of termination at any time prior to the Closing Date by the mutual consent of Purchaser and Seller.

         Section 9.2 Termination by Purchaser. This Agreement may be terminated by written notice of termination at any time prior to the Closing Date by Purchaser at any time if any of the representations and warranties of Seller set forth in this Agreement are materially incorrect when made or at any time thereafter, or if all of the conditions precedent set forth herein have not been met on or before the Closing Date. Notwithstanding the foregoing, in the event that any of the representations and warranties of Seller set forth in this Agreement are materially incorrect or if any of the conditions precedent set forth herein have not been met on or before the closing date, Purchaser shall give to Seller written notice of the claimed misrepresentation of unfulfilled condition and Seller shall have thirty (30) days from the receipt of such notice to cure such representation or meet such condition.

         Section 9.3 Termination by Seller. This Agreement may be terminated by written notice of termination at any time prior to the Closing Date by Seller at any time if any of the representations and warranties of Purchaser set forth in this Agreement were incorrect when made or at any time thereafter, or upon written notice to Purchaser if all of the conditions precedent set forth herein have not been met.

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

           Section 9.4 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 9.1 no party hereto shall have any liability or further obligation to any other party to this Agreement.

         Section 9.5 Purchaser's Damages Upon Termination. If this Agreement is terminated pursuant to Section 9.2 Seller shall pay to Purchaser all of Purchaser's costs and expenses (including counsel fees and expenses) in connection with Purchaser's due diligence investigation of Seller and the Companies and the negotiation, preparation, execution and performance of this Agreement.

         Section 9.6 Sellers' Damages Upon Termination. If this Agreement is terminated pursuant to Section 9.3 Purchaser shall pay to Seller all of Seller's costs and expenses (including counsel fees and expenses) in connection with the negotiation, preparation, execution and performance of this Agreement.

10.      Indemnification
         ---------------

         Section 10.1 Indemnification By Seller. For a period of one year after closing, Seller shall indemnify and hold harmless Purchaser, from and against any liability, loss, claim, demand, damage, expense (including costs of investigation, sampling, remediation and defense and counsel fees and expenses) or diminution in value, arising from or in connection with: (i) any breach of any representation or warranty of Seller made or contained in this Agreement or in any certificate or other Closing Documents delivered by Seller, or (ii) any breach of any agreement of Seller made or contained in this Agreement.

         Section 10.2 Indemnification By Purchaser. For a period of one year after closing, Purchaser shall indemnify and hold harmless Seller and its respective representatives, from and against any liability, loss, claim, demand, damage, expense (including costs of investigation and defense and counsel fees and expenses) or diminution in value, arising from or in connection with: (i) any breach of any representation or warranty of Purchaser made or contained in this Agreement or in any certificate or other Closing Documents delivered by Seller or (ii) any breach of any agreement of Purchaser made or contained in this Agreement;

         Section 10.3 Third Party Claims. In the event that any claim or demand to which Purchaser or Seller is entitled to indemnification under this Article is asserted by a third party, the indemnified party shall notify the indemnifying party of the claim or demand, and the indemnifying party shall undertake the defense thereof by counsel of its own choosing. In the event that the indemnifying party fails to give the indemnified party notice of the indemnifying party's agreement to defend, within five (5) days after receipt of notice of the claim or demand, or thereafter fails to properly defend, the indemnified party may, by counsel of its own choosing, upon notice to the indemnifying party, undertake the defense, compromise or settlement of such claim or demand on behalf of and for the account and risk of the indemnifying party. Notwithstanding anything to the contrary in this Section 10.3, (i) if

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there is a reasonable probability that any claim or demand may materially and adversely affect Purchaser or the Companies other than as a result of money damages or other money payments, Purchaser or the Companies, as the case may be, shall have the right at its own cost and expense to defend, compromise or settle such claim or demand and (ii) the indemnifying party shall not without the written consent of Purchaser or the Companies, as the case may be, settle or compromise such claim or demand or consent to the entry of any judgment which does not include as an unconditional term thereof the giving of Purchaser or the Companies, as the case may be, a release from all liability in respect to such claim or demand.

11.      Miscellaneous Provisions
         ------------------------

         Section 11.1 Survival. The representations and warranties and agreements of Seller and Purchaser made or contained herein shall survive the Closing Date for a period of one (1) year from and after the Closing Date.

         Section 11.2 Further Assurance. Seller and Purchaser hereby agree to take such other action as may be necessary or desirable in order to consummate and implement the transactions contemplated by this Agreement.

         Section 11.3 Parties-in-Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. Neither this Agreement, nor any right or obligation hereunder, may be assigned by any party without the prior written consent of the other party or parties hereto.

         Section 11.4 Governing Law. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Venue for any dispute shall reside in the County of Clark, State of Nevada. Each of the parties hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by the other in such court.

         Section 11.5 Amendment and Modification. Purchaser and Seller may amend, modify and supplement this Agreement only by a writing signed by all parties.

         Section 11.6 Waiver of Conditions. The conditions to the respective obligations of Purchaser and Seller to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part.

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         Section 11.7 Notices. All notices, requests, demands and other communications hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transaction:

         (a) if to Purchaser       Vista Continental Corporation
                                   6600 West Charleston Blvd., Suite 118
                                   Las Vegas, Nevada 89146
                                   Attn: Lawrence Nash

         (b) if to Seller          Miranda III Mining (Guyana) Inc.
                                   93 Oronoque
                                   Queenstown, Georgetown, Guyana
                                   Attn: Alberto DoCouto

         Section 11.8 Transfer Taxes. Excise, transfer or other similar tax imposed with respect to the transactions provided for in this Agreement, if any, and any interest or penalties related thereto, shall be paid by Seller; and Seller shall indemnify and hold Purchaser harmless from and against any such tax, interest or penalty that may be assessed against Purchaser.

         Section 11.9 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties shall bear its own expenses (including, without limitation, the expenses of its counsel and other agents) in connection with the transactions contemplated hereby, unless otherwise provided for in this Agreement or as may otherwise be agreed to in writing by the parties.

         Section 11.10 Publicity. Purchaser shall have complete control over the content and timing of any public announcement concerning this Agreement or the transactions contemplated herein. Seller shall not make any public announcement concerning this Agreement or the transactions contemplated herein without first obtaining the consent of the Purchaser.

         Section 11.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein or therein.

         Section 11.12 Remedies Cumulative. Except as otherwise set forth in this Agreement, the remedies provided herein are cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of remedies against the other party hereto.

         Section 11.13 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one instrument.

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

         Section 11.14 Captions. The paragraph, Section and subsection captions herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                     VISTA CONTINENTAL CORPORATION



                                     By:____________________________
                                            Dr. Lawrence Nash

                                     Title: President


                                     MIRANDA III MINING (GUYANA) INC.


                                     By:____________________________
                                           Alberto DoCouto

                                     Title: President









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

                                  SCHEDULE 3.7
                                MIRANDA I ASSETS



Two 10-inch Hydraulic Cutterhead Dredges registered with the Guyana Geology and Mines Commission under numbers SD 3678 and SD 3679.

Ground Penetrating radar from "Fish Pan" to "Apikwa" claims.

The rights to mining interests and rights in 15 river claims, for a 12 year period commencing June 25th, 2004, that occupy a longitude 15 miles, located in Mining District #3, along the Mazaruni River. The GGMC claims are published under the correlative numbers from 34/1986/050. These claims require a 10% tribute to be paid on the gross monetary proceeds from all gold and diamonds and other precious minerals recovered and sold.

The rights to mining interests and rights in 16 river claims located in Mining District #3, along the Mazaruni River. The GGMC file numbers of the claims are as follows 34/1988/042, 34/1988/043, 34/1988/044, 34/1988/045, 34/1988/046,
34/1988/047, 34/1988/041, 34/1990/050, 34/1990/051, 34/1990/116, 34/1990/117,
34/1954/481, 34/1959/148, 34/1954/429, 34/1954/431, 34/1963/722.











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                                  SCHEDULE 4.4
          VISTA CONTINENTAL CORPORATION - CLAIMS PENDING OR THREATENED


Deborah Donoghue v. Vista Continental Corporation and Alberto Docouto

On April 1, 2003, a lawsuit was filed in the United States District Court for the Southern District of New York entited: Deborah Donoghue v. Vista Continental Corporation and Alberto Docouto, and assigned Civil Case Number: 03-CV-2281. Mr. DoCouto is the owner a Tamer's Management Ltd. and thus is beneficially the majority shareholder of VCC Nevada. The complaint alleges that Mr. DoCouto violated the "short-swing trade" rules under Sections 16(b) of the Exchange Act. Specifically, the Complaint alleges that Mr. DoCouto sold and purchased or purchased and sold shares of the Company within a six (6) month period in violation of 16(b). In the event that the court finds that Mr. DoCouto's transactions violated Section 16(b), then Mr. DoCouto will have to pay to the Company any profits Mr. DoCouto generated as a result of such transactions. Mr. DoCouto has denied such allegations and has asserted that such allegations arise out of erroneously filed Form 4's and Schedule 13D's filed on Mr. DoCouto's behalf and that such filings have since been amended. Mr. DoCouto intends to vigorously defend the lawsuit to the fullest. The Company does not believe that this litigation shall have a material effect on the assets or business of the Company.







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